UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On May 21, 2021, Mr. David Kanen notified the Company that he is resigning from the Board of Directors effective immediately due to the demands on his businesses and to spend more time with his family and will not stand for reelection at the Company’s June 15, 2021 Annual Shareholders Meeting. Mr. Kanen has confirmed to the Company’s Board that his resignation is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

On May 21, 2021, in response to Mr. Kanen’s resignation, Mr. Anand D. Gala notified the Company that he would resign from the Board of Directors effective immediately to allow the Company to maintain a majority of independent directors as required by the Nasdaq Stock Market LLC Listing Rules. Mr. Gala will not stand for reelection at the June 15, 2021 Annual Shareholders Meeting. He has expressed his willingness to again serve as a director at some time in the future if the Company has a sufficient number of independent directors. Mr. Gala has confirmed to the Company’s Board that his resignation is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

I want to express my gratitude to David and Anand for their valuable contributions to the Company as members of our Board,” commented Chief Executive Officer Jeff Crivello.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: May 25, 2021	By:	/s/ Jeff Crivello
Name: Jeff Crivello
Title: Chief Executive Officer